                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY


                          FIRST SUPPLEMENTAL INDENTURE

                              FIRST SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture"), dated as of April 30, 1997, among NEENAH CORPORATION, a Wisconsin corporation ("Neenah"), NEENAH FOUNDRY COMPANY, NEENAH TRANSPORT, INC. and HARTLEY CONTROLS CORPORATION, each a Wisconsin corporation and a wholly owned subsidiary of Neenah (collectively, the "Initial Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee under the indenture referred to below (the "Trustee").


                               W I T N E S S E T H

         WHEREAS NC Merger, a Delaware corporation (the "Company"), as issuer, has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 30, 1997, providing for the issuance of an aggregate principal amount of $150,000,000 of 11-1/8% Senior Subordinated Notes due 2007 of the Company (the "Securities");

         WHEREAS, immediately after the execution of the Indenture and the issuance of the Securities, the Company was merged with and into Neenah in the Neenah Merger, with Neenah as the surviving corporation;

         WHEREAS, (i) pursuant to the terms of the Neenah Merger, Neenah succeeded to the obligations of the Company under the Indenture and (ii) the Guarantors have agreed to become Guarantor Subsidiaries under the Indenture, and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are requested to execute and deliver this Supplemental Indenture;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Neenah, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

         2. Express Assumption of Obligations under the Indenture. Neenah acknowledges and agrees that as a result of its being the surviving corporation in the Merger with NC Merger it has succeeded to all of the obligations and duties of NC Merger under the Securities and the Indenture on the terms and subject to the conditions set forth in the Securities and the Indenture. Neenah agrees to be bound by all provisions of the Securities and the Indenture.

         3. Agreement To Guarantee. Each of the Guarantors hereby agrees to, jointly and severally guarantee Neenah's obligations under the Securities on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

         4. Ratification of Indenture; Supplemental Indenture, Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE
REQUIRED THEREBY.

         6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                        NEENAH CORPORATION,

                                          by __________________________________
                                             Name:
                                             Title:


                                        NEENAH FOUNDRY COMPANY,

                                          by __________________________________
                                             Name:
                                             Title:



                                        NEENAH TRANSPORT, INC.,

                                          by __________________________________
                                             Name:
                                             Title:


                                        HARTLEY CONTROLS CORPORATION,

                                          by __________________________________
                                             Name:
                                             Title:

                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Trustee,

                                          by __________________________________
                                             Name:
                                             Title: